Exhibit 99.2

3D Silicon Ρ Lithium - ion Battery Enovix ‒ Rodgers SVAC Merger February 2021

Di s c l a i mer 2 This presentation (this “Presentation”) is provided solely for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity or debt . It has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Rodgers Silicon Valley Acquisition Corp . (“RSVAC”) and Enovix Corporation (“Enovix” or the “Company”) and related transactions (the “Proposed Business Combination”) and for no other purpose . The information contained herein does not purport to be all - inclusive . The data contained herein is derived from various internal and external sources . No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein . Any data on past performance or modeling contained herein is not an indication as to future performance . RSVAC and Enovix assume no obligation to update the information in this presentation, except as required by law . Furthermore, any and all trademarks and trade names referred to in this presentation are the property of their respective owners . No Representation or Warranties All information is provided “AS IS” and no representations or warranties, of any kind, express or implied are given in, or in respect of, this Presentation . To the fullest extent permitted by law in no circumstances will RSVAC, Enovix or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes . Neither RSVAC nor Enovix has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness . This data is subject to change . In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Enovix or the Proposed Business Combination . Viewers of this Presentation should each make their own evaluation of Enovix and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . Forward Looking Statements This presentation contains forward - looking statements made pursuant to the Safe Harbor provisions under the United States Private Securities Litigation Reform Act of 1995 , including, but not limited to , statements regarding Enovix’s expected future operating results ; financial performance and potential revenues, sales forecast, sales funnel and sales pipeline ; business strategy, various addressable markets, anticipated trends, growth, and developments in markets in which it operates ; the market adoption of its technology and products ; the capabilities, performance, and advancement of its technology and products ; its projected factory expansion and economics ; its pro forma information ; and its future product development and roadmap . These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of RSVAC’s and Enovix’s management and are not predictions of actual performance . Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “could,” “plan,” “predict,” “potential,” “project,” “pro forma,” “seem,” “seek,” “future,” “outlook,” “model ,” “target,” “goal,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward - looking statements will contain these identifying words . All forward - looking statements are based on current assumptions, expectations and beliefs, and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward - looking statements . These forward - looking statements should not be relied upon as representing RSVAC’s and Enovix’s assessments as of any date subsequent to the date of this Presentation . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability . However, while RSVAC and Enovix may elect to update these forward - looking statements at some point in the future, RSVAC and Enovix specifically disclaim any obligation to do so, whether as a result of new information, new developments, future events, or otherwise .

Disclaimer (Cont.) 3 Risk Factors Actual events, circumstances, or results are difficult or impossible to predict and may differ materially from those contemplated in any forward - looking statements made in this Presentation and are due to a variety of risks and uncertainties related to Enovix’s ability to execute on its technology, including energy density, anode capacity, cell energy capacity, formation expansion, formation efficiency, cycle swelling , cycle life, or pressure on Si anode expansion ; its business strategy and operations, including Fab 1 capacity and schedule, Fab 2 scale up strategy and manufacturing partnership economics, or autoline ; attracting and retaining customers ; ramping commercial production, developing new products and enhancing existing products ; competing effectively, and managing growth and costs . Other risks and uncertainties include changes in domestic and foreign business, market, financial, political and legal conditions ; the impact of the Covid - 19 pandemic ; the inability of the parties to successfully or timely consummate the Proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of RSVAC or Enovix is not obtained ; failure to realize the anticipated benefits of the Proposed Business Combination ; risks relating to the uncertainty of Enovix’s projected financial information ; risks related to the organic and inorganic growth of Enovix’s business and the timing of expected business milestones ; the effects of competition on Enovix’s current and future business ; the amount of redemption requests made by RSVAC’s stockholders ; the ability of RSVAC or the combined company to issue equity or equity - linked securities or obtain debt financing in connection with the Proposed Business Combination or in the future, and those factors discussed in RSVAC’s final prospectus dated December 1 , 2020 under the heading “Risk Factors,” and other documents of RSVAC filed, or to be filed, with the Securities and Exchange Commission (“SEC”) . If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by statements made in this Presentation . There may be additional risks that neither RSVAC nor Enovix presently know or that RSVAC and Enovix currently believe are immaterial that could also cause actual results to differ from those contained in forward - looking statements . Accordingly, you should not place undue reliance on our forward - looking statements . Use of Projections This Presentation contains projected financial information with respect to Enovix . Such projected financial information constitutes forward - looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results . The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties . See “Forward - Looking Statements” on the prior page . Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved . Industry and Market Data In this Presentation, we rely on and refer to information and statistics regarding market participants in the sectors in which Enovix competes and other industry data . We obtained this information and statistics from third - party sources, including reports by market research firms and company filings . Financial Information ; Non - GAAP Financial Measures The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S - X . Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement/prospectus or registration statement to be filed by RSVAC with the SEC, and such differences may be material . In particular, all Enovix projected financial information included herein is preliminary and subject to risks and uncertainties . Any variation between Enovix’s actual results and the projected financial information included herein may be material . This presentation also contains non - GAAP financial measures and key metrics relating to the combined company’s projected future performance . A reconciliation of these non - GAAP financial measures to the corresponding GAAP measures on a forward - looking basis is not available because the various reconciling items are difficult to predict and subject to constant change . No Offer or Solicitation This Presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No offering of securities will be made except by means of a prospectus meeting the requirements of the Securities Act of 1933 , as amended, or an exemption therefrom . INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN . ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE .

Disclaimer (Cont.) 4 Important Information About the Proposed Business Combination and Where to Find It In connection with the proposed business c ombination , RSVAC intends to file with the SEC a Registration Statement on Form S - 4, which will include and serve as a proxy statement/prospectus (the “Form S - 4”) that will be distributed to holders of RSVAC’s common stock in connection with RSVAC’s solicitation of proxies for the vote by RSVAC’s stockholders with respect to the Proposed Business Combination and other matters as described in the Form S - 4. RSVAC will mail a definitive proxy statement (the “Proxy Statement”), when available, to its stock holders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTA IN IMPORTANT INFORMATION ABOUT RSVAC, ENOVIX AND THE PROPOSED BUSINESS COMBINATION. Investors and security holders may obtain free copies of the preliminary proxy statement/prospectus and the Proxy Statement (when available) and all other documents filed with the SEC by RSVAC through the website maintained by the SE C a t http://www.sec.gov , or by directing a request to RSVAC at 535 Eastview Way, Woodside, CA 94062. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE . Participants in the Solicitation RSVAC and Enovix and their respective directors, certain of their respective executive officers and other members of manageme nt and employees may be considered participants in the solicitation of proxies with respect to the p roposed b usiness c ombination . Information about the directors and executive officers of RSVAC is set forth in its final prospectus dated December 1, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or othe rwi se, will be in the proxy statement/prospectus included in the Form S - 4 and other relevant materials to be filed with the SEC regarding the proposed b usiness c ombination when they become available. Stockholders, potential investors and other interested persons should read the proxy statement/prospectus included in the Form S - 4 carefully when it becomes available before making any voting or investment decisio ns. You may obtain free copies of these documents as indicated above.

Rodgers SVAC Selection Criteria from S-1

Enovix Corporation

Green Energy, electrification, storage	√	Advanced Li-ion batteries.
Public company readiness	Not yet	On-board CFO. Improve business processes. Get SOX-ready. Put three RSVAC executives on board. Use five other RSVAC advisors. Use McKinsey.
Technically dominant product	√	Sampled highest energy Li-ion batteries for cell phones & watches.
Customer endorsement	√	$30 million customer funding.
Excellent employee core values	√	Smart, honest, hard working, technically excellent, proud of their company.
Excellent company culture	√	Will not tolerate losing.
Excellent management team	√	
A formal plan to grow rapidly	√	
Excellent gross margin	√	Greater than 40%.
Second product on schedule	√	Already sampled.
A Silicon Valley Company	√	Across Highway 880 from Tesla.
A formal plan to meet Street expectations	√	Signed by CEO and TJ Rodgers.

5 ENOVIX

Transaction Overview Timeline • Enovix and Rodgers Silicon Valley Acquisition Corp. expect to enter into a business combination agreement and file a registration statement in March 2021 • The transaction is expected to close in the 2nd quarter of 2021 • Upon the consummation of the business combination, RSVAC will change its name to Enovix and is expected to continue its listi ng on the NASDAQ under a new ticker symbol “ENVX” Valuation • Initial valuation implies a pro forma Enterprise Value of $1.128 billion • 1.41x 2025E Revenue of $801 million • 3.59x 2025E EBITDA of $314 million • Existing Enovix shareholders will receive 72% of the pro forma equity, assuming a $175 million PIPE issued at $14.00 per shar e Transaction Funding • The transaction will be funded by a combination of RSVAC cash held in trust and the PIPE offering proceeds • The transaction will add $385 million cash to the balance sheet (net of expenses ), assuming a $175 million PIPE and a $230 million SPAC • The cash on the balance sheet will build Fab - 1, buy and retrofit Fab - 2 and cover operating losses through profitability 6

Enovix Overview & Team Introduction 3D Silicon Li - ion Battery Œ Technology Market & Top - 5 Customer Deals Manufacturing Plans: Fab - 1, Fab - 2, and Fab - 3 Financials Competition: Lithium Metal Anode Technology Conclusion 7 Agenda

3D Silicon Ρ Lithium - ion Battery Enovix Overview February 2021

Lithium - Ion Batteries by TJR 9 Cathode (+) Iithium in metal oxide matrix on aluminum foil. Separator. High - tech plastic through which Li+ ions flow. Anode ( – ). Graphite on copper foil. e - e - Charge . Li atoms on cathode 1) lose e - , 2) turn into Li+ ions, 3) diffuse to anode, 4) gain e - at anode, turn back to Li atoms. Energy stored: ~4 electron - volts. Discharge is the opposite. Li Li Li+ 1 2 3 4 Standard Li - ion 18650 battery: 7,104 of them power Tesla Model S. 11.4 Wh 0.83A 3.6V 1.0 W 11.4 h = 18mm x 65 mm .0165 liter 3D Silicon Cell Architecture Silicon Anode Cu Al Graphite Anode Cathode 5 μ 90 μ 12 μ 75 μ 8 μ Separator Cross section: 11.4 Wh 690 Watt hrs /liter

10 Enovix Overview Designed, developed and sampled Li - ion batteries with energy densities five years ahead of current industry production – Based on (1) Silicon anode technology and (2) 3D Silicon Œ Cell Architecture – Currently sampling batteries with 27% - 110% higher energy density than market – Samples: 44 orders to 20 customers on 4 products Technology took R&D 13 years (starting in 2007) & $239 million – Funding sources included $120 million from three strategic partners Intel, Qualcomm, Cypress and two Tier - 1 customers – Customers paid for early access to enhance product functionality – 89 issued patents with an additional 54 pending Top - 5 customer engagement & sampling 2019 - 2020 – Top - 5 customer served market $240 million per year – Customer qual , Q4’21; Revenue, Q2’22

Watt Hours/Liter vs. Battery Size 36% active volume 74% active volume 11 Core energy density = 1,249 Wh /l

EX - 1 Battery: First Products 900 Wh /l state - of - the - art cell phone battery 12 Calculated energy density vs. package volume curve 1,249 Wh /l Gap to be closed with Fab - 1 equipment ( more precise )

EX - 1 Battery: First Products Record 722 Wh /l rechargeable watch battery 13 1,249 Wh /l

Enovix Board



Harrold Rust, CEO
Co-founded Enovix 2007
FormFactor: VP Operations 2002-07, ran **fab**
3D probe cards @ $300K each, No. 1 in industry
IPO 2003, **$369M revenue** 2006
IBM: 17 yrs operations, ran disk-drive **fab**
BSME UC Davis, MSME Stanford
58 patents



Manny Hernandez (Proposed)
Cypress Semi CFO
SunPower CFO
Managed **IPO**
Created **financial systems**
Audit Chairman ON Semiconductor
Chairman BrainChip Inc. (AI)



T.J. Rodgers
Founder & 34-yr **CEO Cypress Semi**
Chairman of **SunPower IPO**
Enphase Director in turnaround
Dartmouth: Physics & Chemistry
Stanford: MSEE, PhDEE
Joined Board 2012



Michael (Mitch) Petrick
Riverside Mgmt Group
Nine boards
Mgmt. Committee:
Carlyle Grp, **Morgan Stanley**
Grinnell: Chemistry & Economics
Chicago: MBA
Joined Board 2018



Greg Reichow
General partner of Eclipse Ventures
Cypress Semi: Fab Quality Director
SunPower: ran solar **autoline fab**
Tesla VP of Production:
automotive
battery manufacturing
Eight Boards, joined Board 2020



Betsy Atkins
CEO: Baja Corporation
SunPower director at **IPO**
Prior CEO 3 software companies
energy, health, networking
Corporate governance: three **books**
Three boards including Volvo
Joined Board 2020



Dan McCranie (Proposed)
1974-2000: semi EVP & CEO positions
Mkt, Sales and Bus Dev expert
2000-2020: **10 public Semi Co Bds**,
Chairman of six, avg 6.4 yrs
Six restructuring programs
Chairman of Freescale & ON
ON Semi Director in turnaround

14

Enovix Management Team 15 Ashok Lahiri , CTO Enovix co - founder Lead Architect FormFactor & IBM teams BSChE UC Berkeley 77 patents Harrold Rust, CEO Co - founded Enovix 2007 FormFactor : VP Operations 2002 - 07, ran fab 3D probe cards @ $300K each, No. 1 in industry IPO 2003, $369M revenue 2006 IBM : 17 yrs operations, ran disk - drive fab BSME UC Davis, MSME Stanford 58 patents Murali Ramasubramanian , VP R&D Enovix co - founder Lead designer 3D battery FormFactor & IBM teams BSChE CECRI, PhDChE S. Carolina 97 patents Cameron Dales, COO Joined Enovix 2009 Promoted COO 2018 Symyx : VP & GM (lab automation) Lockheed (satellites) BSME Cornell, MS Aero/Astro Stanford 103 patents Bob Busacca, VP Engineering Joined Enovix 2014 Promoted VP Mech. Eng. 2020 Symyx : Sr. Dir. R&D (lab automation platform) BSME Cornell 18 patents Jesse Griggs, VP Quality Joined Enovix 2020 EaglePicher : battery packs Lockheed BSME Purdue Lean/ Six Sigma Black Belt Ralph Schmitt, VP Sales & Business Dev. Joined Enovix 2021 Cypress Semi EVP Mkt & Sales BSEE Rutgers Turnaround CEO : Exar - Sipex , BRCM - PLX (Semi), Toshiba - OCZ (SSD), Sensera (Sensors)

Conventional Wound Li - ion Battery Enovix 3D Silicon Ρ Battery Microscopic Cross Section 1 30mm Microscopic Cross Section 2 30mm Anode Material Capacity ( silicon anode) 1800 mAh /cc 3 Anode Material Capacity ( graphite anode) 800 mAh /cc 4 1 Source: Enovix Corporation. 2 Source: Journal of The Electrochemical Society. 3 De - rated from theoretical capacity of 2194 mAh /cc for Li trapping losses. 4 Nominal capacity between host capacity of 841 mAh /cc and lithiated capacity of 719 mAh /cc. 3mm 3mm 16 Stainless steel constraint & end plate Precise laser cut (efficient packing) Imprecise rolling (lost volume) Enovix 3D Silicon Œ Cell Architecture Features silicon anode and 3D stainless steel constraint “Jelly roll” (fragile)

0 100 200 300 400 500 600 700 800 900 1000 1990 1995 2000 2005 2010 2015 2020 2025 2030 Year 1 Actual and projected Enovix energy density metrics for a smartphone - size battery 2 Samsung Note 7 fire problems resulted in less aggressive cell designs and lower energy density for 2 yrs Watt hours/liter ( Wh /l) 17 5G (10 Gbps) 2G cell phone (0.3 Mbps) 3G (42 Mbps) Tesla Roadster 4G (1 Gbps) Li - ion Battery Energy Density Roadmap 1 Enovix gained 5yrs on the industry with step - change improvement Samsung battery fires 2 200 1991 - 2020: CAGR 4.36% 690 892 by Q2’26 @ 4.36%/ yr Sony 1991 The problem: CAGR of 4.36% falling behind market energy needs @ 4.36%/ yr Fab - 1 production Q1’22 900 Enovix 3D Silicon Battery EX - 1 5 yrs Tesla S Tesla 3

Marketing & Top - 5 Customers

Garmin Fenix 6X Snap Spectacles Motorola Radio Motorola Razr Phone Dell XPS 13 Product Current Capacity 450 mAh 134 mAh 3,400 mAh 2,510 mAh 3,520 mAh Enovix EX - 1 Capacity 797 mAh 208 mAh 7,122 mAh 3,996 mAh 2 4,455 mAh Enovix Battery Benefits 1 In Currently Available Products 19 1 Calculated improvement based on existing product battery at end of life dimensions and Enovix EX - 1 battery. 2 Total for 2 Enovix cells to make direct comparison. 3 Required by Intel Project Athena next generation laptop architecture program. Capacity Increase 1.77x 1.55x 2.10x 1.59x 1.27x End User Benefit Adds 16 days to battery life Allows for added display and increased processor power Doubles battery life, reduces size, ruggedizes Replaces two batteries with one Enovix battery Supports “Always on, all day battery life” 3 Added features often more critical than added battery life

Technology Megatrend Drivers 20 ELECTRIC VEHICLES From 2.1M in 2019 to 8.5M in 2025 5 5G CELL PHONES Faster adoption than 4G From 12M in 2020 to 350M in 2023 2 Artificial Intelligence on cell phones From 10 % to 80 % in 2022 3 AUGMENTED REALITY (AR/VR) “I think AR is that big (next mass - market technology ). ” – Tim Cook 4 AR/VR needs new batteries WEARABLES Global smartwatch market 19.6 % CAGR to $96B by 2027 1 1 Allied Market Research, April 2020, 2 ”5G Handset Market,” IHS Markt , ©2019 3 ”Gartner Highlights 10 Uses for AI - Powered Smartphones,” Gartner , January 4, 2018 4” As Apple Plans Come Into Focus, Big Challenges Remain for AR,” The Information , November 12, 2019 5 ”Electric Vehicle Outlook 2020, BloombergNEF ” $2.50 per Whr $0.36 per Whr $1.66 per Whr $0.10 per Whr Fab - 1 and Fab - 2 Fab - 1 Fab - 1 Fab - 3 Partnership

21 First Revenue: Premium Segments of $75B Market 1 Avicenne Energy, “The Worldwide Rechargeable Battery Market,” January 2019 2 Trendforce AR/VR Devices Shipment, July 2020; Company estimates as of January 2021 3 IDC Worldwide Wearable Device Forecast 2020 - 25, January 2021; Company estimates as of January 2021 4 IDC Quarterly Personal Computing Device Tracker, January 2021; Company estimates as of January 2021 5 IDC Quarterly Mobile Phone Tracker, January 2021; Company estimates as of January 2021 6 Approximately $3B Tam of Other applications and devices; Company estimates as of January 2021 Lithium - ion Cell TAM $45B $75B 1 2020 2025 CAGR 11% Electric vehicles/other 6 TAM $62B ASP $0.10 - $0.36/ Wh Mobile computing TAM $13B ASP $0.36 - $4.00/ Wh Mobile Comm 5 : $8.2B Compute 4 : $1.8B Wearables 3 : $3.0B AR/VR 2 : $0.2B Premium segments $13B

Customer Served Market 2020 Units Rev/year Laptop market 1 leader Laptop market: $102B (2017) 1 Product development. 15M $120M Land mobile radio (LMR) market leader (public safety, EMS) 2 LMR market : $18B in 2019 to $25B in 2022 3 Product development. 20M $88M Smartwatch market 4 leader Smartwatch market: 19.6% CAGR to $96B by 2027 5 Product development. 4M $16M AR/VR -- augmented/virtual reality market 6 leader AR/VR market: $11B (2017) to $571B (2025) 7 Product development. 2M $16M AR platform technology leader AR market: $6B (2018) to $198B (2025) 8 Product development. n/a - Top - 5 Customer Design Wins $240M of Near - Term Opportunity 1 Laptops By The Numbers, Fortunly , 4/29/20. 2 LMR Market, Reuters Plus, 2/11/19. 3 Statista estimates: Credence Research ©2020 . 4 Canalys , 6/17/20. 5 Allied Market Research, 4/20. 6 TrendForce, Statista ©2019. 7 IDC , 7/20/20. 8 Statista ©2020. 22 Funded Funded Negotiating Supply Agreement Funded Funded

Technology 3D Architecture Enables Silicon Anode

Higher Energy Density: Silicon Anode 1 De - rated from theoretical capacity of 2194 mAh /cc to account for Li - trapping and pre - lithiation 2 Fully lithiated 3 100% of active anode is elemental silicon 4 Equivalent Li metal thickness 25 microns 24 LiC 6 Graphite Anode (Sony 1991) 90 μ at 28% Li 2 Li 15 Si 4 Silicon Anode (Enovix 2021) 40 μ at 63% Li 1,2 190 μ 140 μ = 36% more capacity = 1.36x Silicon: 140 μ total thickness 5 μ 40 μ 12 μ 75 μ 8 μ Cu Al Silicon 3,4 Anode Cathode Separator Graphite: 190 μ total thickness Cu Al Graphite Anode Cathode 5 μ 90 μ 12 μ 75 μ 8 μ Separator LiCoO 2 Cobalt Oxide Cathode

Tesla’s Future Anode of Choice: Silicon 25

Conventional Graphite Anode 1 1. Formation* expansion LOW Anode material only expands ~10% 2. Formation* efficiency HIGH (90 - 95%) Low loss of Li trapped in anode material 3. Cycle swelling LOW (<10%) Stable anode electrode thickness 4. Cycle life HIGH (>500 cycles) Stable structure Low Li trapping loss 1 Including graphite + 5% silicon anodes. 26 Silicon Anodes vs. Graphite Anodes Graphite anodes have dominated for 30 years * “Formation” is the first charging step, when some lithium is permanently trapped in the anode.

Conventional Graphite Anode 1 Conventional Silicon Anode Problems 1. Formation expansion LOW Anode material only expands ~10% HIGH Silicon anodes expand by over 2x when charged 2. Formation efficiency HIGH (90 - 95%) Low loss of Li trapped in anode material LOW (50 - 60%) About half the Li is permanently trapped in silicon anode 2 3. Cycle swelling LOW (<10%) Stable anode electrode thickness HIGH (>20%) Anode repeatedly swells and shrinks battery during cycling 4. Cycle life HIGH (>500 cycles) Stable structure Low Li trapping loss LOW (<100 cycles) Silicon particles electrically disconnect & even crack 1 Including graphite + 5% silicon anodes. 2 On LCO - Silicon cells discharged to 2.7V 27 Four Killer Problems Faced Silicon Anodes Solving these problems took Enovix 13 years and $239 million

Stainless steel : • Puncture resistant • Heat sink Prob 1. Formation (First Charging) Expansion Damage 3D Integrated Constraint contains the forces of Si anode expansion 28 50mm 30mm 1,500psi = 210 pounds Stainless steel constraint & end cap Enovix 3D Cell 3mm 1,500psi = 210 pounds 1,500psi = 1.7 tons Conventional Cell 3mm 30mm Plastic pouch 50mm 1,500psi = 1.7 tons

Prob 2: Formation Efficiency: Lithium Loss “Pre - lithiation” replaces 100% of the lithium lost at formation 29 [Li source] Vertical electrodes only 3mm high allow for fast diffusion of added lithium into silicon 50mm Impractical to diffuse lithium over the long 50mm dimension Li source

Prob 3: Cycle Swelling Controlled by Integrated Constraint 1st cycle 538 cycles 1 Less than 2% swelling (better than graphite) 3 mm 3 mm 30 1 100% DOD, 4.35v - 2.70v. 1C charge (CCCV)/1C discharge

DISCHARGE Particle cracking 1 Silicon lithium - ion half cell; 5 mAh/cm 2 loading electrode swelling 20 m m 100 m m Prob 4: Cycle Swelling Damages Anode Silicon Silicon cracks trap additional lithium limiting cycle life 20 m m electrode shrinkage 100 m m 55 m m 31 Li Li Li Li trapping CHARGE 100% Charge 1 50% Charge 64 m m 30 m m Enovix Anode: 540 Cycles Conventional Anode: 1 Cycle

Enovix 3D Cell Architecture Solution 1. Formation expansion Stainless steel Integrated Constraint 2. Formation efficiency Pre - lithiation to “top - off” Li to 100% 3 & 4. Swelling & cycle life Integrated Constraint holds swelling to <5% and increases cycle life to > 500 Enovix Solved the Silicon - Anode Problems Integrated Constraint pressure Silicon expansion force Integrated Constraint pressure 32 [Li source] Fast 3mm Li diffusion Competitive moat: 13 years, $239 million and 89 issued patents Integrated Constraint pressure Silicon expansion force Integrated Constraint pressure 1 Enovix patents are focused strategically on critical areas. Nineteen additional patents addressing other key features. 14 patents 1 33 patents 1 23 patents 1

Actual Enovix 3D Silicon Cell Cycle Life 33 500 1 260 mAh cell (26 mm x 20 mm x 3.4 mm);530 Wh /l VED (960 Wh /l core); 1C CCCV charge/1C discharge; 4.35 – 2.7 V; 4.5mAh/cm 2 LCO loading. Charge - discharge curves 1

0 100 200 300 400 500 600 700 800 900 1000 1100 1200 1300 1990 1995 2000 2005 2010 2015 2020 2025 2030 Year 1 Actual and projected Enovix energy density metrics for a cell - phone - size battery. 2 Samsung Note 7 fire problems resulted in thicker separators and lower energy density for 2 yrs. Watt hours/liter ( Wh /l) 34 Samsung battery fires 2 1991 - 2020 The problem: CAGR 4.36% 690 892 @ 4.36%/ yr by Q2’26 Enovix Battery Energy Density Roadmap 1 Enovix advanced technologies: EX - 2 in Q1’23 and EX - 3 in Q1’25 EX - 3 1,255 EX - 2 1,030 EX - 1 900 Enovix 3D Silicon Roadmap 200 Sony 1991

Silicon Anode vs. Lithium Metal Anode (For the same high - energy cathode) 1 De - rated from theoretical capacity of 2100 mAh /cc to account for Li - trapping and pre - lithiation 2 Fully lithiated , 3 QuantumScape, Solid Power, et. al. 4 Ceramic separator thicker than plastic separator; 25 μ thinnest projected 35 Li 15 Si 4 (63% Li) , 40 μ anode 2 @ 1,800 mAh /cc 1 Silicon Anode (Enovix 2021) Silicon: 140 μ total thickness 5 μ 40 μ 12 μ 75 μ 8 μ Cu Al Silicon Anode Cathode Separator LiC 6 (28% Li) , 90 μ anode 2 @ 800 mAh /cc Graphite Anode (Sony 1991) Graphite: 190 μ total thickness Cu Al Graphite Anode Cathode 5 μ 90 μ 12 μ 75 μ 8 μ Separator Lithium: 138 μ total thickness Lithium Anode 5 μ 25 μ 25 μ 4 75 μ 8 μ Cu Al Cathode Separator Lithium Metal Anode 3 ( QuantumScape , Solid Power and six other startups, 2021) Li (100% Li) , 25 μ anode 2 @ 2,062 mAh /cc

Manufacturing Plans

Industry Standard Electrode Fabrication (40% of Mfg Process) Fab - 1 Will Make a 3D Battery Every 2.0 Seconds 1 Enovix 3D Cell Direct Assembly and Pre - lithiation (30%) 2 Industry Standard Cell Packaging (30%) 1 4 lines running 900 Wh /l cell batteries @ 80% OEE on 550 uph lines. 2 Replaces industry standard electrode winding and flattening process. 37

Industry Standard Electrode Fabrication (40% of Mfg Process) Fab - 1 Will Make a 3D Battery Every 2.0 Seconds 1 Enovix 3D Cell Direct Assembly and Pre - lithiation (30%) 2 Industry Standard Cell Packaging (30%) 1 4 lines running 900 Wh /l cell batteries @ 80% OEE on 550 uph lines. 2 Replaces industry standard electrode winding and flattening process. 38

Fab - 1 Fremont 45,044 sq.ft 39 ZONE Area [SQFT]Comment Zone1 - Electrode Fabrication 5656 Zone2 - Battery Assembly 9242 Zone3 - Battery Packaging 8667 Partially Dry Room - Mezzanine Zone4 - Formation & Test 12812 Partially Hot Room Total FAB1 - Production Floor 36377 Incl. Spare for 3rd Line (Z1, Z2 & Z3) + + Mezzanine 3501 W. Warren Ave. Fremont, CA

Current Research & Development Area Built and Tested >20,000 Batteries 40

Fab - 1 Equipment At Vendor Factory Acceptance Test (FAT) 1 Separator Laser 41 1 Factory Acceptance Test. Equipment must perform to specification at the vendor’s factory before shipment to Enovix and must pass another test after installation at the Enovix site. Electrode Lasers

Stacking Insulator Apply Fab - 1 Equipment 42

Connector Tab Insert Laser Weld Fab - 1 Equipment 43

Tab Welding Pouch Forming Fab - 1 Equipment 44

Flag Preparation Sealing Fab - 1 Equipment 45

ASRS Robot Formation Cabinets Fab - 1 Equipment 46

Fab1 in Progress Dec ‘20 Feb ‘21 47

Fab 1 Schedule


Q3'20
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
Fab 1
Quality
UN, UL, IEC Cert
ISO9001 Certified
Electrode Fabrication
Factory Acceptance Test
Site Acceptance Test
FAT
SAT
Tool and Process Bring Up
Assembly
FAT
SAT
Tool and Process Bring Up
Packaging
FAT
SAT
Tool and Process Bring Up
Test and Formation
FAT
SAT
Tool and Process Bring Up
Customer
AR/VR
Tech Qual
Wearable
Tech Qual
Customer Qual
First Revenue
Mobile Comm.
Tech Qual
Customer Qual
Product Ship
Laptop
Tech Qual
Customer Qual

48

49 Q1 - 2018 Q4 - 2018 Q1 - 2019 Q3 - 2019 Q3 - 2020 Q1 - 2021 Core Energy Density Distributions 2018 - 2021 Watt - hours/liter ( Wh /l) Learning 95 75 25 5 50% - ile Tightening distribution

Scale - Up Strategy

Fab - 1 Fab - 2 Fab - 3 2 Production Site Fremont Buy fab & upgrade JV / licensing in automotive First Revenue Q2’22 Q2’23 2025 Revenue (2025) $220M 1 $581M Capacity (cells) 45M/ yr 89M/ yr Capacity ( Wh ) 254 MWh 1.53 GWh 35 GWh Cash Flow Trough ($208M) ($327M) 51 Fab Scale - Up Strategy 1 Product - dependent revenue, which could vary by +/ - 20% based on product mix. 2 Upside to financial plan

Fab - 2 Status 22 identified candidate facilities for acquisition and/or Retrofit 52 Livonia, MI Mississauga, ON Midland, MI Holland, MI Smyrna, TN Jacksonville, FL Nuevo Laredo, MX Austin, TX Koriyama, JP Zama, JP Sagamihara, JP Wuxi, CH Changzhou, CH Zhangzhou, CH Shenzhen, CH Tuas , Singapore Sunderland, UK Nersac , FR Kamenz , GR Willstätt , GR Indianapolis, IN

Enovix Factory Retrofit Concept

Equipment set: ~70% standard + ~30% Enovix-specific



enovix
FLOW
ageing
Typical large battery line
testing
packaging &
pre-lithiation
electrode fabrication
slitting
Standard equipment
constraint application
Enovix proprietary processes

Enovix 3D equipment

REVENUE BOOST		
METRIC	PRE	POST
Whr/day[1]	1.00	1.30x
$/Whr (ASP)	1.00	1.27x
Revenue[2]	1.00	1.65x

JV DEAL CONCEPT	
Enovix input	Technology
Partner input	Fab + capital $
Result	50%/50% shared output

[1]An automotive watt-hour-per-battery JV partner would capture only the 1.3x production increase but not the price-per-Whr premium.
[2]A consumer JV partner would capture an additional 27% premium for higher prices on a premium product.

53
ENOVIX

Financials

Financials 55 (All $M unless noted ) 2021 2022 2023 2024 2025 Revenue 7 2 11 176 410 801 GM% 14% 46% 52% Operating Expense 35 34 47 83 157 Opex % 26% 20% 20% Operating Income - 31 - 61 - 21 105 257 Op Inc% - 12% 26% 32% EBITDA - 29 - 49 6 140 314 Capex 58 117 87 156 80 Free Cash Flow - 88 - 165 - 81 - 16 235 Cum Cash Flow Trough - 65 - 230 - 311 - 327 - 92 Fully owned Fab - 1 and Fab - 2 1 Avicenne 2019 factory data 2 Non - recurring engineering (NRE) revenue Competitor Data 1 Low High 20% 35% 8% 13% 12% 22%

Parameter Enovix QuantumScape Enovix Advantage Year Founded 2007 2010 First - mover advantage (FMA) Technology Silicon Anode & 3D Architecture Lithium Metal Anode & Ceramic Separator Manufacturing feasibility demo’ed for both Enovix technologies Customer Samples 1 2018 - 2020 N/A 20 customers/4 products Revenue >$100M 2023 ($176M) 2026 ($275M) FMA Revenue 2025 $801M $39M FMA First Profitable Year 2024 2027 FMA 56 Enovix vs. QuantumScape Published Plans Comparison to the most prominent & well funded competitor 1 Complete batteries suitable for both engineering evaluation and preliminary rel testing.

Conclusion

Conclusion 58 Enovix is the best positioned to become a major player in next - generation Li - ion batteries: Early start 2007 Successful 13 - year, $239 million, 89 - patent silicon anode development Demonstrated 900 Wh /l technology Fab - 1 being equipped now Key customers invested in Enovix for early access 20 customers sampled Strong management & board Funding: $230 million SPAC deal signed, plus $175 million PIPE financing

Thank you

Appendix

Key Transaction Terms • The contemplated business combination prices Enovix’s enterprise value at $1.128 billion, representing 1.41x 2025E revenue • The resulting implied equity value is $ 1.513 billion, after adding $ 385 million in pro forma cash to the balance sheet • Executed subscription agreements for committed equity capital for a $ 175 million PIPE issued at $14.00 per share Illustrative Sources and Uses Illustrative Pro Forma Valuation Pro Forma Ownership (3) (1) Others include Shareholder (Enovix) Rollover, RSVAC Holders and Founder Shares. (2) Based on $230 million cash in trust (assuming no redemptions), and 12.5 million PIPE shares at $ 14.00 / share, less $20 million in transaction expenses. (3) Ownership calculated on a per share basis. (1) ($ and shares in millions, except per share data) PIPE Equity 9% RSVAC Shares 16% Founder Shares 4% Existing Enovix Shareholders 72% ` Sources $ % Shareholder Rollover $1,050 69% RSVAC Cash in Trust 230 15% PIPE Equity 175 12% Founder Shares 58 4% Total Sources $1,513 100% Uses $ % Shareholder Rollover $1,050 69% Cash to Balance Sheet 385 25% Estimated Fees & Expenses 20 1% Founder Shares 58 4% Total Uses $1,513 100% Others (1) PIPE Pro Forma Shares Outstanding 133.75 12.50 Illustrative Share Price at Closing $10.00 $14.00 Equity Value $1,513 Less: Net Cash ($385) Enterprise Value $1,128 Transaction Multiples Metric EV / 2025E Revenue $801 1.41x (2) 61 Transaction Overview

Transaction Priced at a Discount to Peers Summary of Approach 65% Discount 39% Discount 3.0x – 5.0x CY2025E Revenue Discount Rate: 20% 3.0x – 5.0x CY2025E Revenue 1.41x CY2025E Revenue • Implied Future EV: apply a multiple range of 3.0x – 5.0x (discount to median of Enovix’s peers) to Enovix’s CY2025E Revenue of $801 million to arrive at Implied Future Enterprise Value • Implied Discounted EV: the Implied Future Enterprise Value is discounted 3 years back to today to arrive at an Implied Discounted Enterprise Value , which is further discounted to arrive at our Transaction Value of $1.128 billion ($ in millions) $2,402 $1,390 $4,004 $2,317 $1,128 Implied Future EV Implied Discounted EV Transaction Value 62 62

3.6x NM NM 28.9x 69.2x 43.0x 18.7x 11.4x 16.5x 10.6x 2.0x 5.2x 1.4x 57.0x 50.6x 14.4x 12.9x 8.9x 3.2x 3.1x 4.1x 2.1x 0.5x 1.0x Valuation Benchmarking 63 High Value Components and Materials Battery SPACs EV / Revenue EV / EBITDA 2022E 2025E Enovix 2028E 2025E Current Announcement (1) Median: 3.6x Median: 12.9x Median: 28.9x Median: 13.5x Median: 3.1x Median: 0.8x 63 (1) Source: FactSet, S&P Capital IQ, Business Combination Announcement Presentations. (2) Note: Market data as of February 19, 2021. (3) Tuscan Holdings Corp. and Microvast signed a definitive agreement to enter a business combination, announced on February 1, 2021. Microvast’s market capitalization is calculated using the post - merger share count.

39% 16% NM 50% 19% 21% 17% 27% 25% 20% 97% 50% 32% 30% 46% 39% 20% 12% 384% 64% Operational Benchmarking 64 2 - Year Revenue CAGR % EBITDA Margin % 2022E 2025E 2028E Median: 32% Gross Margin % Median: 21% Median: 25% High Value Components and Materials 2022E Battery SPACs 2026E – 2028E 2023E – 2025E Median: 224% Enovix 2023E – 2025E 2023E – 2025E Median: 29% Median: 22% 64 (1) Source: FactSet and S&P Capital IQ as of February 19, 2021, Business Combination Announcement Presentations. (2) Gross Margin % and EBITDA Margin % are the average of 2023E – 2025E. (1) 52% 19% 25% 80% 23% 26% 23% 41% 30% 28%